UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 30, 2005

____________________

GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	2-56600 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.0029)
8000 Global Drive		70665
P.O. Box 442, Sulphur, LA (Address of principal executive offices)		70664-0442 (Zip code)

Registrant's telephone number, including area code: (337) 583-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 3, 2005, Global Industries, Ltd. issued a press release announcing its operating results for the second quarter and six months ended June 30, 2005, a copy of which is attached as Exhibit 99.1 to this Report and incorporated by reference into this Item 2.02.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

                (a)            Financial statements of businesses acquired.

                                Not applicable.

                (b)            Pro forma financial information.

            Not applicable.

                (c)            Exhibits.
                                99.1 Global Industries, Ltd. press release dated August 3 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                GLOBAL INDUSTRIES, LTD.

Date: August 3, 2005                                   By: /s/ TIMOTHY W. MICIOTTO

                                                                    __________________________
                                                                        Name: Timothy W. Miciotto
                                                                        Title: Senior Vice President/CFO

EXHIBIT INDEX

EXHIBIT
NUMBER                EXHIBIT DESCRIPTION

                                 99.1                      Press Release dated August 3, 2005

EXHIBIT 99.1

                                                                                                      For Immediate Release
PRESS RELEASE                                                                        Contact: William Doré Jr.
                                                                                                      Tel: 281.529.7979

080305.01

Global Industries, Ltd. Announces Operating Results for the Second Quarter and Six Months Ended June 30, 2005

Carlyss, Louisiana, (August 3, 2005) Global Industries, Ltd. (NASDAQ: GLBL) announced results for the quarter ended June 30, 2005. Revenues were $209.4 million for the second quarter of 2005, an improvement of $127.1 million, or 154%, over the same period a year ago. Gross profit was $37.5 million for the quarter, an improvement of $36.6 million compared to last year's second quarter. Income from continuing operations, net of taxes, increased $21.9 million to $12.4 million, or $0.11 per diluted share, for the second quarter, as compared to a loss of $9.5 million or ($0.09) per diluted share for the same period last year. The Company reported diluted earnings per share, including discontinued operations, of $0.11 for the second quarter of 2005 compared to a loss per share of ($0.09) for the comparable period in 2004.

Included in the second quarter 2005 income from continuing operations is approximately $2.5 million or $0.02 per diluted share, related to the gain on the disposition of one cargo barge and two other assets. Second quarter 2005 income from continuing operations, net of taxes, was reduced by losses on two projects in our Latin America segment of approximately $5.6 million or ($0.05) per diluted share and a $2.5 million charge, or ($0.02) per diluted share, related to penalties and fees associated with an unfavorable 1999 income tax audit assessment in our Latin America segment.

Revenues for the six months ended June 30, 2005 increased $184.9 million, or 114%, to $346.6 million from the same period last year. Gross profit was $61.8 million for the six months, an improvement of $57.8 million compared to the first six months of last year.  Income from continuing operations, net of taxes, was $19.8 million, an improvement of $36.7 million over the comparable period in the prior year. Diluted earnings per share from continuing operations were $0.17 for the first six months of 2005 compared to a diluted loss per share of ($0.16) for the same period last year. Earnings per diluted share from discounted operations were $0.00 compared to a diluted loss per share of ($0.01) for the same period last year.

William J. Doré, Global's Chairman and Chief Executive Officer, said, "I am pleased to announce our fourth consecutive quarter of positive earnings and our highest level of second quarter earnings since 1998. Although our OCD Latin America segment margins were lower than anticipated for the second quarter 2005, our earnings for the quarter increased substantially compared to the same period last year. Positively impacting our results were continued Hurricane Ivan repair work in our Gulf of Mexico segments and increased activity in our Asia Pacific and Middle East OCD segments. During the second quarter, we booked $286.0 million of new work resulting in a June 30, 2005 backlog of $436.0 million, the largest backlog in the Company's history, as compared to a backlog of $277.1 million at the end of the same period last year."

A conference call will be held at 10:00 a.m. Central Daylight Saving Time on Thursday, August 4, 2005. Anyone wishing to listen to the conference call may dial 888.790.9477 or 210.234.9633 and ask for the "Global Second Quarter Earnings" call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on the Company's website at www.globalind.com, where it will also be archived for anytime reference until August 18, 2005.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global's express written consent.

Global Industries provides pipeline construction, platform installation and removal, diving services, and other marine support to the oil and gas industry in the Gulf of Mexico, West Africa, Asia Pacific, the Mediterranean, Middle East/India, South America, and Mexico's Bay of Campeche. The Company's shares are traded on The NASDAQ National Market under the symbol "GLBL."

This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

	Set forth are the Company's results of operations and selected balance sheet amounts for the periods indicated
	(In thousands, except per share amounts)
	Three Months Ended		SixMonths Ended
	June 30,		June 30,
	2005	2004	2005	2004
Results of Operations
Revenues	$209,359	$82,335	$346,615	$161,727
Cost of Operations	171,825	81,442	284,784	157,744
Gross Profit	37,534	893	61,831	3,983
Net (Gain) Loss on Asset Disposal	(2,503)	60	(2,615)	53
Selling, General and Administrative Expenses	14,393	10,132	24,675	19,695
Operating Income (Loss)	25,644	(9,299)	39,771	(15,765)
Other Expense (Income):
Interest Expense	2,480	3,095	4,864	6,608
Other	(817)	814	(1,546)	958
Income (Loss) From Continuing Operations
Before Income Taxes	23,981	(13,208)	36,453	(23,331)
Income Taxes (Benefit)	11,628	(3,685)	16,604	(6,421)
Income (Loss) From Continuing Operations,
Net of Taxes	12,353	(9,523)	19,849	(16,910)
Loss From Discontinued Operations,
Net of Taxes	--	(109)	--	(1,060)
Net Income (Loss)	$12,353	$(9,632)	$19,849	$(17,970)

Basic Earnings Per Common Share:
Earnings (Loss) From Continuing Operations	$0.11	$(0.09)	$0.18	$(016)
Loss From Discontinued Operations	--	(0.00)	--	(0.01)
Basic Earnings (Loss) Per Share	$0.11	$(0.09)	$0.18	$(0.17)

Diluted Earnings Per Common Share:
Earnings (Loss) From Continuing Operations	$0.11	$(0.09)	$0.17	$(016)
Loss From Discontinued Operations	--	(0.00)	--	(0.01)
Diluted Earnings (Loss) Per Share	$0.11	$(0.09)	$0.17	$(0.17)

Weighted Average Common Shares
Outstanding:
Basic	112,512,000	110,996,000	112,557,000	106,338,000
Diluted	115,346,000	110,996,000	114,911,000	106,338,000

Other Data
Depreciation and Amortization	$13,634	$9,191	$25,208	$17,907
Deferred Income Taxes (Benefit)	8,037	(3,105)	12,310	(9,475)
Backlog at June 30, 2005 and 2004			435,998	277,109

	Set forth are the Company's results of operations for the periods indicated
	(In thousands)
	Three Months Ended		Six Months Ended
	June 30		June 30
Reportable Segments	2005	2004	2005	2004
Total Segment Revenues
Offshore Construction Division
Gulf of Mexico	$22,671	$13,271	$45,990	$26,154
West Africa	5,802	1,508	9,320	17,083
Latin America	96,706	31,702	162,461	60,065
Asia Pacific	48,548	23,913	58,919	38,137
Middle East	14,307	177	27,107	182
Subtotal	188,034	70,571	303,797	141,621
Global Divers and Marine Contractors
Gulf of Mexico	10,177	10,431	23,697	15,049
West Africa	185	--	245	525
Latin America	8,139	1,829	13,555	3,761
Middle East	16,752	5,643	32,303	11,674
Subtotal	35,253	17,903	69,800	31,009
Total	$223,287	$88,474	$373,597	$172,630

Intersegment elimination	(13,928)	(6,139)	(26,982)	(10,903)
Total segment revenues from external customers	$209,359	$82,335	$346,615	$161,727

Income (Loss) from Continuing Operations
Before Income Taxes
Offshore Construction Division
Gulf of Mexico	$6,755	$(6,602)	$16,676	$(17,477)
West Africa	(3,525)	(4,347)	(7,659)	1,550
Latin America	(2,458)	975	(1,806)	4,502
Asia Pacific	6,497	(574)	(1,088)	(6,688)
Middle East	5,779	(3,008)	7,761	(5,741)
Subtotal	13,048	(13,556)	13,884	(23,854)
Global Divers and Marine Contractors
Gulf of Mexico	3,562	(830)	8,391	(2,674)
West Africa	66	(74)	84	(53)
Latin America	1,632	584	3,456	895
Middle East	5,366	1,520	9,893	3,073
Subtotal	10,626	1,200	21,824	1,241
Other	307	(852)	745	(718)
Total	23,981	(13,208)	36,453	(23,331)

	As of	As of
Selected Balance Sheet Amounts	June 30, 2005	December 31, 2004
Cash	$101,492	$143,161
Working Capital (including cash)	196,392	152,202
Total Assets	787,393	704,787
Debt	79,200	81,180
Shareholders' Equity	474,253	450,728